As filed with the Securities and Exchange Commission on May 10, 1996
                                        Registration No. 333-

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                    _________________________

                             FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                    _________________________

                       The Home Depot, Inc.
      (Exact name of registrant as specified in its charter)

     Delaware  95-3261426
     (State or other jurisdiction of    (I.R.S. Employer
     incorporation or organization)     Identification Number)

  2727 Paces Ferry Road, Atlanta, Georgia 30339-4089, (770) 433-8211
  (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                           DepotDirect
   (A direct stock purchase and dividend reinvestment program)


     MARSHALL L. DAY                    Copies requested to:
     Senior Vice President and          Lawrence K. Menter, Esq.
     Chief Financial Officer            Senior Corporate Counsel
     The Home Depot, Inc.               The Home Depot, Inc.
     2727 Paces Ferry Road              2727 Paces Ferry Road
     Atlanta, Georgia 30339-4089        Atlanta, Georgia 30339-4089
     (770) 433-8211
     (Name, address, including zip code and telephone number, including area code, of agent for service)

                    _________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                 CALCULATION OF REGISTRATION FEE

                                                              Proposed
                                         Proposed             Maximum
                                         Maximum              Aggregate      Amount of
Title of Securities    Amount to be      Offering Price       Offering       Registration
to be Registered       Registered        Per Share (*)        Price          Fee


Common Stock
($.05 par value)       5,000,000 shares  $46.00               $230,000,000   $79,310



(*) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices on May 8, 1996, pursuant to Rule 457 (c) and (h) under the
Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

[LOGO]

     THE HOME DEPOT, INC.
     DIVIDEND REINVESTMENT AND
     DIRECT STOCK PURCHASE PROGRAM - DepotDirect


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus should be retained for future reference.

This Prospectus relates to 5,000,000 shares of Common Stock (par value $.05 per share) to be offered for purchase under this Dividend Reinvestment and Direct Stock Purchase Program.

Shares of Common Stock purchased through DepotDirect will, at the option of The Home Depot, Inc. ("the Company"), represent newly-issued shares, shares held in the treasury of the Company or shares purchased in the open market by an independent agent of the Company (the Program Administrator).

The date of this Prospectus is May 29, 1996.

SHARES OF COMMON STOCK OF THE HOME DEPOT, INC. OFFERED HEREBY ARE
NOT INSURED OR PROTECTED BY ANY GOVERNMENTAL AGENCY, AND INVOLVE
INVESTMENT RISK, INCLUDING THE POSSIBLE GAIN OR LOSS OF
PRINCIPAL. IN ADDITION, DIVIDENDS PAID WILL GO UP AND DOWN.

No dealer, salesman or any other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus, and, if given or made such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the financial condition and affairs of the Company since the date of this Prospectus.

                      AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the New York Stock Exchange, Inc., and reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933 with respect to the Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the public reference room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all aspects by such reference.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company are hereby incorporated, as of their respective filing dates, by reference in this Prospectus.

(a) The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1996; and
(b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written request of such person, a copy of any or all of the documents described above under "Incorporation of Certain Documents by Reference" (other than exhibits to such documents). Requests in writing should be directed to Lawrence K. Menter, Senior Corporate Counsel and Assistant Secretary, The Home Depot, Inc., 2727 Paces Ferry Road, Atlanta, Georgia 30339-4089, telephone (770) 433-8211.


                           THE COMPANY

     Home Depot is the leading home improvement retailer in the home improvement industry and ranks among the 10 largest retailers in the United States based on its net sales. As of January 28, 1996, the Company operated 423 full-service, warehouse-style stores in 31 states (404 stores) and Canada (19 stores) which aggregate over 44.3 million square feet of selling space. The Company's stores average approximately 105,000 square feet of indoor selling space, with an additional 20,000 to 28,000 square feet of outside garden center area. The Company's business strategy is to offer the broadest assortment of high-quality merchandise at low "Day-In, Day-Out" warehouse prices through highly-trained and knowledgeable customer service associates. The Company employs over 80,000 associates.

     Since a large proportion of the Company's customers are individual homeowners, many of whom may have limited experience in do-it-yourself projects, management considers its associates' knowledge of products and home improvement techniques and applications to be very important to its marketing approach, as well as to its ability to maintain customer satisfaction. The Company also offers installation services for a variety of products, which target the buy-it-yourself customer who desires to purchase an item but relies upon a professional for installation services. In addition, Home Depot devotes significant marketing, advertising and service efforts toward attracting professional remodelers and commercial customers.

     The Company's stores offer approximately 40,000-50,000 SKUs of high quality and nationally advertised brand name building materials and home improvement products catering primarily to the do-it-yourself and professional customer. Product groups include plumbing, heating, lighting and electrical supplies; building materials, lumber and floor and wall covering; hardware and tools; seasonal and specialty items; and paint and other.

     The Company's corporate offices are located at 2727 Paces
Ferry Road, Atlanta, Georgia  30339-4089, telephone number (770)
433-8211.

              PURPOSE AND DESCRIPTION OF THE PROGRAM

DepotDirect is a convenient and low cost purchase program ("Program") now available for new investors to make an initial investment in the Common Stock of the Company and which will allow existing stockholders an economical way to increase their holdings of Common Stock of the Company. The Program is administered by The First National Bank of Boston (the "Program Administrator"), the Company's transfer agent. This Prospectus describes the Program in detail and you should read it carefully before deciding to participate.

Participation is entirely voluntary and please be advised that no advice or recommendation is being given relative to your decision to join the Program. However, should you (the "Participant") decide to take advantage of the benefits available under this Program, an enrollment form and reply envelope are enclosed for your convenience.

THIS PROGRAM REPLACES THE COMPANY'S PREVIOUS DIVIDEND
REINVESTMENT AND STOCK PURCHASE PLAN.  PARTICIPANTS IN THE
COMPANY'S PREVIOUS DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
WILL AUTOMATICALLY CONTINUE IN THIS PROGRAM WITHOUT SENDING IN A
NEW ENROLLMENT FORM.


                    ADVANTAGES TO PARTICIPANTS

Participation provides a means of obtaining your first shares and increasing your holdings of the Common Stock of the Company either through initial investment, the reinvestment of dividends or through optional cash purchases.

Persons not presently owning shares of Common Stock of the Company may become Participants by making an initial cash investment of at least $250.00 but not more than the annual maximum of $100,000.00 to purchase shares under the Program.

The Participant's funds are used to purchase both full and fractional shares, carried out to four decimal places. All shares are credited to an account in the Participant's name and held in book-entry form.

Easy to read statements of the Participant's year-to-date account activity will be sent to the Participant after each transaction.

The Participant may withdraw his or her holdings of Common Stock at any time or may request the Program Administrator to sell the Participant's shares.

The Program offers a stock safekeeping service whereby
Participants may deposit their Common Stock certificates with the Program Administrator and have their ownership of such Common
Stock maintained on the Program Administrator's records as part of their account.

Regular investments provide for the benefits associated with dollar-cost averaging.

Participants may make transfers or gifts of Common Stock at no charge. When a Participant transfers or gives shares to another person, an account will be opened for the recipient and he or she will enjoy full Program benefits.

The Program provides for an automatic monthly withdrawal of funds from a Participant's checking or savings account at a qualified financial institution. The Participant simply completes and signs an automatic debit enrollment form, provides the necessary information, together with a voided blank check or checking or savings account deposit slip, and designates the amount and the account from which the funds are to be withdrawn each month.

                          ADMINISTRATION

The Program Administrator, The First National Bank of Boston ("Bank of Boston"), will purchase and hold shares of Common Stock of the Company acquired under the Program, keep records, send statements of account activity to Participants and perform other
duties related to the Program.   Participants may contact the
Program Administrator by writing to:

                           DepotDirect
                        c/o Bank of Boston
                       Mail Stop: 45-02-64
                           P.O. Box 644
                      Boston, MA 02102-0644

or by telephoning the Program Administrator toll free at 1 (800)
_________ between the hours of 9:00 A.M. and 6:00 P.M. Eastern
Time.

                           ELIGIBILITY

Any person or entity, whether or not a holder of record of shares of Common Stock of the Company, is eligible to participate in the Program, provided that: (i) such person or entity fulfills the prerequisites for participation described below under the "Enrollment Procedures", and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company or the Participant.

                      ENROLLMENT PROCEDURES

(a)  Participants who are Stockholders of Record

Participants currently enrolled in The Home Depot, Inc. Dividend Reinvestment /Stock Purchase Plan, as amended (the "Plan"), need not do anything to continue participation in DepotDirect. However, a registered holder of the Company's Common Stock, but not currently enrolled in the Plan, may commence reinvestment of dividends by returning the enrollment form to the Program Administrator. Stockholders of record may also choose to send in an optional cash purchase for at least $25.00, but not more than the annual maximum of $100,000.00 (see Methods of Investment).
If you are already a registered stockholder, your account registration appears on the form and you should be sure to sign exactly as your name appears on your stock certificates. Beneficial owners of Common Stock of the Company whose shares are registered in the name of a bank, broker or other nominee must make arrangements with such bank, broker or nominee to have their shares directly transferred into their own names.

(b)  Initial Investments for Persons Who Do Not Presently Own
Shares of Common Stock

If you are not already a stockholder of the Company and wish to become a stockholder and Participant in the Program, it will be necessary for you to enclose an initial investment with an enrollment form to commence purchases. Initial cash payments may be in any amount not less than $250.00 nor more than $100,000.00, and must accompany the form. All initial cash payments should be made by check or money order made payable to the "Bank of Boston" in U.S. dollars. Third party checks are not accepted. If a check is drawn on a non-U.S. bank, the U.S. currency amount must be imprinted on the check. All checks should be mailed to the Program Administrator at the address listed on the enrollment form.

                     DIVIDEND PAYMENT OPTIONS

The enrollment form provides for an election of dividend pay-out relative to either reinvesting those dividends or receiving dividends in the form of cash. The Participant has two options from which to choose. Choosing either option still entitles the Participant to take advantage of the Optional Cash Purchase feature.

1. Reinvest All Your Dividends (FULL) - This option will allow the Program Administrator to apply all dividends due the Participant toward the purchase of more shares of Common
     Stock of the Company.

2. Reinvest None and Receive A Check For Dividends - This option does not provide for the reinvestment of any dividends due the Participant. All dividends will be sent to the Participant in the form of a check for all the Participant's shares whether held by the Participant in certificate form or held in the Participant's Program account in book-entry.

                      METHODS OF INVESTMENT

                      OPTIONAL CASH PURCHASE

CHECK INVESTMENT

In addition to increasing the Participant's holdings of Common Stock of the Company through the reinvestment of dividends, the Participant may also send the Program Administrator periodic investments in the form of a check or money order ("Optional Cash Purchase"). The check or money order must be made payable to "Bank of Boston" in U.S. dollars. Third party checks are not accepted. If the check is drawn on a non-U.S. Bank, the U.S. currency amount must be imprinted on the check. All checks should be sent to the Program Administrator at the address listed on the Optional Cash tear-off form attached to each statement the Participant receives, or if making an investment when enrolling, with the enrollment form. Optional Cash Purchases may be made once in any calendar business week (Monday through Friday) in any amount not less than $25.00 (in U.S. dollars), subject to the annual maximum of $100,000.00. If you are not a registered stockholder and are a first-time investor, the initial investment must be for at least $250.00 and cannot exceed the $100,000.00 annual maximum.


AUTOMATIC INVESTMENT FROM A BANK ACCOUNT

As an alternative to sending checks for Optional Cash Purchases, the Program provides for an automatic monthly withdrawal of funds from a Participant's checking or savings account at a qualified financial institution. The Participant simply completes and signs an automatic debit enrollment form, which can be found on the reverse side of the enrollment form, provides the necessary information, together with a voided blank check or checking or savings account deposit slip, and designates the amount and the account from which the funds are to be withdrawn each month.

Participants may change or terminate an automatic monthly withdrawal of funds by completing and submitting to the Program Administrator a new automatic debit enrollment form; provided however, that to be effective with respect to a particular Investment Date, as defined herein, the new automatic debit enrollment form must be received by the Program Administrator no later than two weeks prior to the Investment Date. Also, a Participant can cancel any payment scheduled to be made by automatic debit, provided such request is received by the Program Administrator at least two business days prior to the date of the debit.

Whether participating through the use of check/money orders or through the debit feature, the minimum of $25.00 with an annual maximum Optional Cash Purchase limit of $100,000.00 applies.

                         INVESTMENT DATE

Although the Company reserves the right to utilize newly-issued or treasury shares, it is anticipated to obtain these shares from open market purchases. Therefore, each Thursday (the "Investment Date") the Program Administrator will attempt to purchase Common Stock of the Company in the open market through a registered broker-dealer. The Program Administrator will commingle all funds received from Participants whether from initial investments or Optional Cash Purchases from registered stockholders and reinvested Company-paid dividends toward the purchase of Common Stock, provided such funds were received by the Program Administrator no later than 12:00 Noon Eastern Time at least two business days preceding the Investment Date. If Thursday is not a day on which the New York Stock Exchange is open, or falls on a day which is a not business day in Massachusetts, then the investment will occur on the next succeeding business day. When the Company pays a cash dividend, for that week's Optional Cash Purchases, the dividend payment date will be the Investment Date, which may not necessarily fall on a Thursday.

Funds received from automatic monthly withdrawals will be invested only on the last investment date (the "Last Investment
Date") of each month. Participants' accounts will be debited one business day preceding the Last Investment Date.

The Program Administrator will invest all dividend funds authorized to be reinvested and combine such dividend funds with all Optional Cash Purchases received prior to 12:00 Noon Eastern Time on the day preceding such dividend payment date and will attempt to purchase shares in the open market commencing on the dividend payment date and in no event later than 35 days after the Investment Date. Shares purchased for a Participant with respect to a particular Investment Date will be credited to a Participant's account at the average price per share of all shares purchased. Optional Cash Purchases not received before 12:00 Noon Eastern Time two business days preceding an Investment Date will not be invested until the next succeeding Investment Date, generally in the following week after receipt.

No interest is paid on amounts held pending investments.
Participants may request a return of any uninvested Optional Cash
Purchase provided such request is received by the Program
Administrator no later than two business days before the Investment Date.


                     COSTS TO THE PARTICIPANT

The Program Administrator will deduct a service charge for each transaction made for the Participant, whether the transaction is a reinvestment of dividends, investment of an Optional Cash Purchase, or sale of account holdings. For purchases that service charge will be five percent of the transaction amount, up to a maximum of $2.50 per transaction. In addition, the Participant will be charged his or her proportionate share of brokerage commissions on each investment transaction. The Participant's share of brokerage commissions on small transactions may be less than usual since the Program
Administrator will buy shares in volume for all Participants and that commission savings will be passed on to each Participant.

Participants requesting the Program Administrator to sell some or all of the Participant's shares will be charged an administrative service charge of $5.00 plus applicable brokerage commissions per request.

First time investors joining the Program will be assessed a one time initial investment service charge of $5.00 which will be deducted from the initial deposit received. All subsequent Optional Cash Purchases will be subject to a service charge of five percent of the transaction amount, up to a maximum of $2.50 per transaction.


                        SHARE SAFEKEEPING

             DEPOSITING CERTIFICATES CURRENTLY HELD
            INTO THE PARTICIPANT'S BOOK-ENTRY ACCOUNT

The Program also provides a stock deposit feature to eliminate the need for Participants to hold physical stock certificates. If the Participant currently holds physical stock certificates and would like to combine these shares with his or her shares held in book-entry form, the Participant simply completes the tear-off section of the account statement and the portion designated for stock deposit. There is no charge for this service. The certificates do not need to be endorsed. Please ensure your stock certificates are sent by certified or registered/insured mail or by some other safe means as the Participant bears the risk of loss in transit.


        REPORTS TO PARTICIPANTS CONCERNING ACCOUNT STATUS

Each time there is activity in the Participant's account, the Participant will receive a statement that shows the amount invested, purchase/sale price, the number of shares purchased/sold, and applicable service charges as well as any activity associated with share deposits or withdrawals. Please ensure that the Program Administrator is promptly notified of any address change. In addition, each Participant will receive copies of the same communications sent to all other holders of Common Stock of the Company, such as annual reports and proxy statements. The Participant will also receive any Internal Revenue Service information returns, if so required.


            REQUESTING THE ISSUANCE OF A CERTIFICATE

The Participant may obtain a certificate (at no cost) for some or all of his or her shares at any time by simply requesting the Program Administrator to withdraw shares from the Participant's Program balance. The Participant may make such a request by either using the tear-off form attached to the
account statement
or by calling the Program Administrator at                        .
Certificates are normally issued to Participants within five business days of receipt of the request. Withdrawing shares from the Participant's account balance does not affect the Participant's dividend option (i.e. dividends will continue to reinvest if previously elected on the enrollment form).


                SELLING SHARES THROUGH THE PROGRAM

Shares held in the Participant's Program account can be sold on the Participant's behalf at any time by simply using the tear-off portion of the account statement for this purpose. Upon receipt of a request to sell some or all of the Participant's shares, the Program Administrator will process the sale on the open market within five business days of receipt and remit the proceeds to the Participant, less an administrative charge of $5.00 plus applicable brokerage commissions. Proceeds are normally paid by check and are distributed to the Participant within three business days after the sale takes place on the open market.


                   TERMINATION OF PARTICIPATION

A Participant can stop reinvesting dividends at any time, provided the Participant notifies the Program Administrator on or before the 10th business day preceding a dividend payment date. If the Participant's request to cease dividend reinvestment is received after the 10th business day preceding a dividend payment date, then the dividends will be reinvested for the applicable dividend and the account will not be closed out until after the shares have been allocated to all Participants as a result of the dividends being reinvested. A Participant wishing to cease dividend reinvestment can do so by either requesting a new enrollment form be sent and the Participant can change his or her option to "Reinvest None And Receive A Check For Dividends" while still keeping their shares in a book-entry account with the Program Administrator, or the Participant can request all shares be issued in the form of a stock certificate and a check issued for the value of any fractional share amount. Alternatively, Participants can also request all shares be sold on the open market and a check be remitted for the proceeds of all full and fractional shares.


          STOCK SPLIT, STOCK DIVIDEND OR RIGHTS OFFERING

Any dividends in Common Stock or split shares distributed by the Company to Program Participants will be added to the Program book-entry balance. Participants can also request physical certificates. A statement will be mailed to all Participants indicating the number of shares/dividends earned as a result of the transaction. In the event of a rights offering, the Participant will receive rights based upon the total number of whole shares owned whether the shares are held in the form of a physical certificate or held in book-entry form.

                  IMPORTANT TERMS AND CONDITIONS

Insufficient Funds

In the event that any check is returned unpaid for any reason or a Participant's predesignated bank account does not have sufficient funds for an automatic debit, the Program Administrator will consider the request for investment of such purchase null and void and shall immediately remove from the Participant's account any shares already purchased upon the prior credit of such money. The Program Administrator shall thereupon be entitled to sell any such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Program Administrator shall be entitled to sell such additional shares from the Participant's account necessary to satisfy the uncollected balance.

Tax Information

Participants in the Program are advised to consult their own tax advisor with respect to the tax consequences of participation in the Program (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

If a Participant has failed to furnish a valid taxpayer identification number to the Program Administrator, unless the Participant is exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Program Administrator must withhold 31 percent from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares. In addition, if a new Participant fails to certify that such Participant is not subject to withholding on interest and dividend payments under Section 3406(a)(1)(D) of the Code, then 31 percent must be withheld from the amount of dividends and the remaining amount of dividends will be reinvested. In the case of foreign Participants whose dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends and the remaining amount of dividends will be reinvested. Dividends reinvested under the Program will be treated in the same manner as if the Participant had received the dividends in the form of cash and as such are reportable on Form 1099-D.

Voting of Shares

A Participant will be sent a proxy card representing both the shares for which the Participant holds physical certificates and the whole shares held in the Participant's account. Such shares will be voted as indicated by the Participant on the returned proxy card. Fractional shares will not be voted. If the proxy card is returned, signed by the Participant and no voting instructions are given with respect to any item thereon, all of the Participant's shares will be voted in accordance with the recommendations of the Company's management. This is the same procedure that is followed for all other stockholders who return proxy cards and do not provide instructions. If the proxy card is not returned, or if it is returned unsigned by the registered owner(s), none of the Participant's shares will be voted.

Responsibilities of the Program Administrator and the Company

The Company and the Program Administrator reserve the right to suspend, modify or terminate the Program at any time. All Participants will receive notice of any such suspension, modification or termination. Upon termination of the Program certificates for whole shares held in a Participant's account will be issued and a cash payment will be made for any fractional share.

The Program Administrator also reserves the right to terminate any Participant's account that does not own at least one whole share. In the event a Participant's account is terminated in this regard, a check for the cash value of the fractional share will be sent to the Participant and the account will be closed.


                     LIMITATION OF LIABILITY

Neither the Program Administrator nor the Company will be liable for any act or omission to act, done in good faith, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death along with a request to terminate participation from a qualified representative of the deceased.

Participants should recognize that neither the Program
Administrator nor the Company can assure them of a profit or protect them against a loss on shares purchased by them under the Program.

Although the Company contemplates the continuation of quarterly dividends, the payment of dividends is subject to the discretion of the Board of Directors of the Company and will depend upon future earnings, the financial condition of the Company and other factors.


                         USE OF PROCEEDS

The Company will receive proceeds from the purchase of Common Stock pursuant to the Program only to the extent that such purchases are made directly from the Company, and not from open market purchases by the Program Administrator. Proceeds received by the Company (which cannot be estimated), if any, shall be used for general corporate purposes.


                          LEGAL OPINION

The legality of the Common Stock covered hereby has been passed upon for The Home Depot, Inc. by Lawrence K. Menter, Esq., Senior Corporate Counsel and Assistant Secretary of The Home Depot, Inc. Mr. Menter owns shares of Common Stock, both directly and as a participant in various employee benefit plans, and he is eligible to participate in the Program.

                             EXPERTS

The financial statements of The Home Depot, Inc. as of January 28, 1996 and January 29, 1995, and for each of the years in the three year period ended January 28, 1996 have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IV, Section 4, of the Registrant's Restated By-Laws provide that to the fullest extent permitted by Delaware law, each former, present or future director, officer, employee or agent of the Corporation, and each person who may serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation in all events.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of
Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

     In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             PART II.

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*.

     SEC Registration Fee                                    $  79,310
     Printing and Distribution of Prospectus                    50,000
     Accountants' Fees and Expenses                              2,000
     Legal Fees and Expenses                                     5,000
     Miscellaneous Fees and Expenses                             5,000
          Total                                               $141,310

*All amounts, other than the Registration Fee, are estimated and subject to future contingencies.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IV, Section 4, of the Registrant's Restated By-Laws provide that to the fullest extent permitted by Delaware law, each former, present or future director, officer, employee or agent of the Corporation, and each person who may serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation in all events.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of
Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

     In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

     5 Opinion of Lawrence K. Menter, Senior Corporate Counsel and Assistant Secretary of the Company

     23.1 Consent of Lawrence K. Menter, Senior Corporate Counsel and Assistant Secretary of the Company (included in Exhibit 5)

     23.2 Consent of KPMG Peat Marwick LLP,  Independent
          Certified Public Accountants

     24   Powers of Attorney from Directors

     99.1 Introduction Letter

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 10th day of May, 1996

                                        The Home Depot, Inc.




                                        By:/s/Bernard Marcus
                                        Bernard Marcus
                                        Chairman of the Board, Chief Executive
                                        Officer and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 10, 1996:


     Signature                  Title

                                Chairman of the Board, Chief Executive
                                Officer and Secretary (Principal
/s/Bernard Marcus               Executive Officer)
     Bernard Marcus


                                President, Chief Operating Officer and
/s/Arthur M. Blank              Director
     Arthur M. Blank

                                Executive Vice President,
                                Chief Administrative Officer,
/s/Ronald M. Brill              Assistant Secretary and Director
     Ronald M. Brill

           *                    Director
     Frank Borman


          *                     Director
     Johnnetta B. Cole


          *                     Director
     Berry R. Cox
                                Senior Vice President and Chief Financial
                                Officer (Principal Financial and
/s/Marshall L. Day              Accounting Officer)
     Marshall L. Day


          *                     Director
     Milledge A. Hart, III

                                Executive Vice President and
          *                     Director
     James W. Inglis


          *                     Director
     Donald R. Keough


          *                     Director
     Kenneth G. Langone


          *                     Director
     M. Faye Wilson

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors of the Registrant pursuant to powers of attorney, executed on behalf of each such director.

                                        By:/s/Bernard Marcus
                                                (Bernard Marcus,
                                                Attorney-in-fact)

                            FORM S-3
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

_______________________________________________________________________________
                       INDEX TO EXHIBITS



Exhibit No.

 5   Opinion of Lawrence K. Menter, Senior Corporate Counsel and
     Assistant Secretary of the Company

23.1 Consent of Lawrence K. Menter, Senior Corporate Counsel and
     Assistant Secretary of the Company (included in Exhibit 5 above)

23.2 Consent of KPMG Peat Marwick LLP, Independent Certified Public
     Accountants

24   Powers of Attorney from Directors

99.1 Introduction Letter